UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2015

THE PEP BOYS – MANNY, MOE & JACK

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-03381	23-0962915
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

3111 W Allegheny Ave, Philadelphia, Pennsylvania 19132

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 215-430-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 11, 2015, The Pep Boys — Manny, Moe & Jack, a Pennsylvania corporation (the “Company”), Bridgestone Retail Operations, LLC, a Delaware limited liability company (“Parent”), and TAJ Acquisition Co., a Pennsylvania corporation and wholly-owned subsidiary of Parent (“Merger Sub”), entered into an Amendment (the “Amendment”) to that certain Agreement and Plan of Merger, dated as of October 26, 2015 (the “Merger Agreement”), by and among the Company, Parent and Merger Sub.

Pursuant to the Amendment, among other things, the offer price was increased from $15.00 to $15.50 per share net to the holders thereof, in cash, without interest, less any applicable tax withholding.  As previously disclosed, the tender offer, which is for all the outstanding shares of common stock of the Company, will expire at 5:00 pm, New York City time, on Monday, January 4, 2016, unless extended.  Other than as expressly modified by the Amendment, the Merger Agreement remains in full force and effect as originally executed.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 2.1 to this report and incorporated herein by reference.

Item 8.01 Other Events.

On December 11, 2015, the Company and Parent issued a joint press release announcing the execution of the Amendment. A copy of the press release is attached as Exhibit 99.1 to this report.

Notice to Investors

This Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell securities. This communication is for informational purposes only. The tender offer transaction among Pep Boys, Bridgestone Retail Operations, LLC (BSRO) and TAJ Acquisition Co. (TAJ) is being made pursuant to a tender offer statement on Schedule TO (including the Offer to Purchase, a related Letter of Transmittal and other offer materials) filed by BSRO and TAJ with the U.S. Securities and Exchange Commission (SEC) on November 16, 2015, as amended from time to time. In addition, on November 16, 2015, Pep Boys filed a Solicitation/Recommendation statement on Schedule 14D-9 with the SEC, as amended from time to time, related to the tender offer. Prior to making any decision regarding the tender offer, Pep Boys shareholders are strongly advised to read the Schedule TO (including the Offer to Purchase, a related Letter of Transmittal and other offer materials) and the related Solicitation/Recommendation statement on Schedule 14D-9. Pep Boys shareholders are able to obtain the Schedule TO (including the Offer to Purchase, a related Letter of Transmittal and other offer materials) and the related Solicitation/Recommendation statement on Schedule 14D-9 at no charge on the SEC’s website at www.sec.gov. In addition, Schedule TO (including the Offer to Purchase, a related Letter of Transmittal and other offer materials) and the related Solicitation/Recommendation statement on Schedule 14D-9 may be obtained free of charge from D.F. King & Co., Inc., the Information Agent for the tender offer, Telephone Number (866) 620-2536, or by directing a request to Pep Boys, Attention: Brian Zuckerman, 3111 West Allegheny Avenue, Philadelphia, PA 19132, Telephone Number (215) 430-9169.

Forward-Looking Statements

Statements in this document may contain, in addition to historical information, certain forward-looking statements. Some of these forward-looking statements may contain words like “believe,” “may,” “could,” “would,” “might,” “possible,” “should,” “expect,” “intend,” “plan,” “anticipate,” or “continue,” the negative of these words, other terms of similar meaning or they may use future dates. Forward-looking statements in this document include without limitation statements regarding the planned completion of the Offer and the Merger. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, statements regarding the expected timing of the completion of the transaction; and other risks and uncertainties discussed in the Company’s filings with the SEC, including the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended January 31, 2015 and subsequent quarterly reports on Form 10-Q, as well as the Schedule TO (including the Offer to Purchase, a related Letter of Transmittal and other offer materials) and the related Solicitation/Recommendation statement on Schedule 14D-9. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description

2.1	Amendment to Agreement and Plan of Merger, dated as of December 11, 2015, by and among The Pep Boys — Manny, Moe & Jack, Bridgestone Retail Operations, LLC, and TAJ Acquisition Co.

99.1	Joint Press Release, dated December 11, 2015.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Pep Boys – Manny, Moe & Jack
(Registrant)

By:	/s/ Brian D. Zuckerman
Brian D. Zuckerman
SVP - General Counsel & Secretary

Dated:           December 14, 2015

Exhibit Index

Exhibit No.	Description

2.1	Amendment to Agreement and Plan of Merger, dated as of December 11, 2015, by and among The Pep Boys — Manny, Moe & Jack, Bridgestone Retail Operations, LLC, and TAJ Acquisition Co.

99.1	Joint Press Release, dated December 11, 2015.